                SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549








                             Form 8-K/A-3








                          CURRENT REPORT








                      Pursuant to Section 13
            of the Securities and Exchange Act of 1934


               Date of Report: September 12, 1996
                  (Date of earliest event reported)


          DATA SYSTEMS NETWORK CORPORATION
         (Exact Name of Registrant as Specified in Charter)


      MICHIGAN                          1-13424             38-2649874
     (State or Other Jurisdiction   (Commission      (I.R.S. Employer
     of Incorporation)               File Number)     Identification No.)


        34705 W. 12 Mile Rd., Suite 300
        Farmington Hills, Michigan                        48331
       (Address of Principal Executive Offices)          (Zip Code)


      Registrant's telephone number, incl. area code:  (810) 489-7117

Item 7 is amended in its entirety as follows:

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Financial Statements of Business Acquired.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Board of Directors of SofTech, Inc.

     We have audited the accompanying consolidated balance sheets of Network Systems Group, a division of SofTech, Inc. as of May 31, 1996 and May 31, 1995 and the statements of operations and investment of parent and cash flows for the three years in the period ended May 31, 1996. These financial statements are the responsibility of Network Systems Group and SofTech, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As discussed in Notes A and E, certain corporate expenses presented in the financial statements represent allocations of the cost of services provided to Network Systems Group by SofTech, Inc. As a result, the financial statements presented may not be indicative of the financial position or results of operations that would have been achieved had the Network Systems Group operated as a nonaffiliated entity.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Network Systems Group, a division of SofTech, Inc., as of May 31, 1996 and May 31, 1995, and the results of operations and cash flows for the three years in the period ended May 31, 1996 in conformity with generally accepted accounting principles.

     As discussed in Note F, on September 12, 1996, certain assets and liabilities of the Network Systems Group were sold to Data Systems Network Corporation.

                                                   /s/Coopers & Lybrand L.L.P.

Boston, Massachusetts
November 21, 1996

              Network Services Group (a division of SofTech, Inc.)

                         Consolidated Balance Sheets
                                As of May 31,

                                                     1996                 1995

Assets:
Current assets:
Accounts receivable (less allowance of $241,868
  in 1996, and $42,254 in 1995)                $6,529,825           $8,912,185
Unbilled costs and fees                           685,973            1,146,738
Inventory                                       1,602,737            1,518,672
Prepaid expenses and other assets                 469,757              897,782
                                                ---------            ----------
Total current assets                            9,288,292           12,475,377

Property and equipment, at cost:

Data processing equipment                       1,328,359            2,149,943
Office furniture                                  845,136              898,772
Leasehold improvements                             69,290              179,906
Land and building                                 513,540              500,000
                                                ---------             --------
Total property and equipment                    2,756,325            3,728,621
Less accumulated depreciation & amortization    1,397,210            2,218,309
                                                ---------            ---------
                                                1,359,115            1,510,312

Goodwill, net                                   1,030,408            2,419,076
                                                ---------            ---------
                                              $11,677,815          $16,404,765
                                               ==========            ==========

Liabilities and Investment of Parent:

Current liabilities:
Accounts payable                               $1,799,283           $2,695,166
Accrued expenses                                1,010,718            1,512,614
Deferred maintenance revenue                    1,311,463            1,066,201
                                                ---------            ---------
Total current liabilities                       4,121,464            5,273,981
                                                ---------            ---------

Commitments and contingencies (Note D)

Investment of parent                            7,556,351           11,130,784
                                                ---------           ----------
                                              $11,677,815          $16,404,765
                                               ==========           ==========

The accompanying notes are an integral part of the consolidated financial statements.

              Network Services Group (a division of SofTech, Inc.)

                        Consolidated Statements Of Operations
                           And Investment Of Parent

                           For The Years Ended May 31,

                                               1996         1995          1994

Revenue:
  Products                              $20,730,048  $29,960,153   $11,442,062
  Services                                9,600,106    9,360,739     5,880,855
                                         ----------   ----------    ----------
                                         30,330,154   39,320,892    17,322,917

Cost of products sold                    17,753,866   25,315,236     9,023,845
Cost of services provided                 7,483,452    5,706,001     4,357,165
                                         ----------   ----------     ---------
                                          5,092,836    8,299,655     3,941,907

Selling, general and administrative       8,950,518    9,035,628     3,125,823
Loss on carrying value of goodwill          700,000            0             0
                                          ---------    ---------     ---------

Income (loss) before income taxes        (4,557,682)    (735,973)      816,084

Provision (benefit) for income taxes         24,869     (113,928)      205,652
                                         ----------   ----------      --------
Net income (loss)                        (4,582,551)    (622,045)      610,432

Investment of parent company              1,008,118    7,299,526     1,193,930
Parent company investment, beginning
  of year                                11,130,784    4,453,303     2,648,941
                                         ----------    ---------     ---------
Parent company investment,
  end of year                            $7,556,351   $11,130,784   $4,453,303
                                         ==========   ===========   ==========

The accompanying notes are an integral part of the consolidated financial statements.

                            Network Systems Group (a division of SofTech, Inc.)

                                   Consolidated Statements of Cash Flows
                                         For the Years ended May 31,

                                                  1996        1995        1994

Cash flows from operating activities:
Net income (loss)                          $(4,582,551)$  (622,045)  $ 610,432

Adjustments to reconcile net income
 (loss) to net cash used by
  operating activities:
 Depreciation and amortization            1,398,557      1,195,347     607,168
 (Gain) loss on disposal of equipment         8,212        (24,773)      1,594
 Loss on carrying value of goodwill         700,000              0           0
Change in current assets and liabilities:
 Accounts receivable and unbilled
  costs and fees                          2,843,125     (5,664,144) (2,078,970)
 Inventory                                 (313,841)      (566,715)   (715,805)
 Prepaid expenses and other assets          506,237       (660,286)   (117,056)
 Accounts payable                          (895,883)     1,319,515     133,737
 Accrued expenses                          (580,108)       603,913     349,230
 Deferred maintenance revenue               245,262        329,221     328,007
                                          ---------     ----------   ---------
Total adjustments                         3,911,561     (3,467,922) (1,492,095)
                                          ---------     ----------   ---------
Net cash used by operating activities      (670,990)    (4,089,967)   (881,663)
                                          ---------     ----------    ---------

Cash flows from investing activities:
 Capital expenditures                      (342,448)      (711,246)   (386,084)
 Proceeds from sale of capital equipment      5,320         21,569      73,817
 Payments for the purchase of CCS and SCI         0     (2,519,882)          0
                                          ---------     -----------   ---------
Net cash used by investing activities      (337,128)    (3,209,559)   (312,267)
                                          ---------     -----------   ---------
Cash flows from financing activities:
 Cash provided by parent company           1,008,118     7,299,526   1,193,930
                                           ---------     ----------  ---------
Net cash provided from financing
 activities                                1,008,118     7,299,526   1,193,930
                                           ---------     ---------   ---------
Net change in cash and cash
 equivalents                                    $ -0-         $ -0-      $ -0-
                                           =========     ==========  ==========

The accompanying notes are an integral part of the consolidated financial statements.

           NETWORK SYSTEMS GROUP, a division of SofTech, Inc.

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

	PRINCIPLES OF CONSOLIDATION AND BASIS OF PRESENTATION:

	The Network Systems Group (the "Division") is a division of SofTech, Inc. ("SofTech"). The consolidated financial statements of the Division include the accounts of Information Decisions, Inc. (IDI) and System Constructs, Inc.
(SCI). These financial statements present the Division's results of operations and its financial condition as it operated as a Division of SofTech. The financial statements for the fiscal years ended May 31, 1996, 1995 and 1994 exclude certain corporate expenses associated with SofTech for its financing and working capital needs and certain personnel. As a result, the financial statements presented may not be indicative of the results that would have been achieved had the Division operated as a non-affiliated entity.

	Operating losses from inception through the effective date of the sale of assets on September 12, 1996, have been recorded as a reduction in the net balance advanced to the Company in accordance with the terms described in Note E. Refer to Note F for a description of the sale of the Division to Data Systems Network Corporation.

	INDUSTRY SEGMENT AND SIGNIFICANT CUSTOMER:

	The Division operates in one industry segment and is engaged in the development and sale of custom software for computer applications, the sale and integration of computer systems, and the marketing of software products under licensing agreements. Revenue from a single customer accounted for approximately $15,600,000 in 1996, $12,300,000 in 1995, and $7,100,000 in 1994.

	CASH:

	SofTech has funded all of the Division's operations to date through its corporate cash balances. Accordingly, no current cash balances are presented in the accompanying financial statements.

	INVENTORIES:

	Inventories consist of equipment purchased for resale and service parts and are stated at the lower of cost (first-in, first-out method) or market.


PROPERTY AND EQUIPMENT:

	Property and equipment are stated at cost. The Company provides for depreciation and amortization on a straight-line basis over the following estimated useful lives:

                                                        								Estimated
      	                                                      	Useful Life
-------------------------------------------------------------------------

          Data processing equipment					                         3-5 years
          Office furniture	                        						       5-10 years
          Leasehold improvements		  Lesser of useful life or life of lease
          Building                                        								20 years

	Depreciation expense was approximately $480,000, $390,000, and $140,000 for fiscal 1996, 1995 and 1994, respectively.

	Maintenance and repairs are charged to expense as incurred; betterments are capitalized.  At the time fixed assets are retired, sold, or otherwise disposed of, the related costs and accumulated depreciation are removed from the accounts.  Any resulting gain or loss on disposal is credited or charged to income.

	INCOME TAXES:

	All of the Company's operations are included in the SofTech federal consolidated income tax returns. The income taxes for the Division have been determined on a stand alone basis following Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109) for financial reporting purposes. Under SFAS No. 109 deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expectd to reverse.

	REVENUE RECOGNITION:

	Revenue from computer system sales is recognized upon shipment, or installation and acceptance, if significant performance obligations remain. On certain long-term contracts, the percentage of completion method is used for recording revenue. When the current estimate indicates a loss, provision is made for the total anticipated loss. Revenue from software maintenance agreements and service contracts are deferred and amortized into income over the maintenance support period. Other service revenue is recognized when the services are performed and the revenue is earned.

	GOODWILL:

	Goodwill represents the excess of cost over the fair value of tangible assets acquired and is amortized using the straight-line method over periods not to exceed eight years, subject to periodic review of impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The unamortized excess of cost over fair value of tangible assets acquired through business combination was $1,030,000, $2,419,000 and $1,299,000 at May 31, 1996, 1995 and 1994, respectively.
Accumulated amortization of these intangible assets was $3,408,000, $2,020,000 and $1,355,000 at May 31, 1996, 1995 and 1994, respectively. The Division has recorded a reduction in the carrying value of the goodwill, at May 31, 1996, amounting to $700,000 due to impairment. The reduction was based on the loss incurred on the sale of the Network Systems Group (see Note F).

	RISKS AND UNCERTAINTIES:

	The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

	NET LOSS PER COMMON SHARE:

	Net loss per share has not been presented since the Network Systems Group operated as a Division of SofTech during the periods presented in the accompanying financial statements.

B.	INCOME TAXES:

	The provision (benefit) for income taxes includes the following:

                 For the Years ended May 31,  (in thousands)		1996		1995		1994
------------------------------------------------------------------------------
Current:
     Federal	                                        					$  ---		$(512)		$ 63
     State and local					                                    25		   286		   78
                                                           ------ ------ ------
							                                                      25 		 (226)		 141
Deferred						                                               ---		  112		   65
                                                           ------ ------ ------
							                                                     $ 25		$(114)		$206
                                                           =====  =====  =====


	The Company's effective tax rates were 1% in 1996, (15)% in 1995 and 25% in
1994.  Reconciliations of the federal statutory rates to the effective rates were as follows:

                               For the Years ended May 31,				1996		1995		1994
-------------------------------------------------------------------------------
Statutory rate                                        						(34)%		(34)%		 34%
State and local taxes					                                    1	  	 39	  	 10
Other							                                                  2	 	  -- 		   1
Use of NOL's						                                           -- 		 (29)		 (20)
Valuation reserve					                                       32		   --		   --
                                                          ------  -----  -----
Effective tax rates					                                     1%	  	(15)%		 25%
                                                          ------ ------  ------

	Deferred tax assets (liabilities) were comprised of the following at May 31:

                                          (in thousands)						1996		1995		1994
------------------------------------------------------------------------------
Deferred tax assets (liabilities):
	Depreciation				                                        	   $ 14	 	$ 5	 	$ --
	Inventory and receivables			                                 105	  	11	    --
	Vacation					                                                 70		  50    	24
	Difference in book and tax bases of
	   assets of acquired businesses			                          (30) (209)		  --
	Valuation allowance				                                     (159)   --	    --
                                                             ----- ----- -----
	Net deferred tax liability				                              $--- $(153)		$ 24

	Due to the uncertainty surrounding the realization of certain favorable tax attributes in future tax returns, the Division has established a valuation reserve against a portion of the otherwise recognizable deferred tax assets.

D.	COMMITMENTS:

	The Company conducts its operations in facilities leased through 1999.  Rental expense for fiscal years 1996, 1995 and 1994 was approximately $514,000,
$558,000 and $286,000, respectively.

At May 31, 1996, minimum annual rental commitments under noncancellable leases were as follows:

                                	Fiscal Year
                               ---------------
	                              1997		$404,182
	                              1998		$336,694
	                              1999		$103,520

E.	ALLOCATIONS FROM SOFTECH, INC.:

	Since the Division's inception, administrative support services have been provided by SofTech. For these services, the Division was charged $3.1 million, $2.8 million and $1.6 million for the years ended May 31, 1996, 1995 and 1994, respectively. These charges represent an allocation of the Division's proportionate share of SofTech's consolidated corporate overhead costs using formulas which management believes are reasonable based upon the Division's use of such services. All other costs during fiscal 1996, 1995 and 1994, including payroll costs, are directly attributable to the Division and have been paid by SofTech for the Division.


F.	SUBSEQUENT EVENT:

	On September 12, 1996, SofTech completed the sale of the Division to Data Systems Network Corporation (DSN). Data Systems purchased certain assets and assumed certain liabilities of the Division with a net book value of approximately $200,000 in exchange for $890,000 in cash and 540,000 shares of DSN common stock. The tangible assets acquired totaled approximately $1.7 million and were primarily composed of fixed assets and service inventory for maintaining the NSG installed base of hardware and software. Liabilities assumed included deferred revenue associated with maintenance contracts and other accrued expenses with a total book value of about $1.5 million.
In addition, Data Systems assumed all NSG lease obligations. SofTech retained NSG assets that had a tangible book value of approximately $5.0 million, composed primarily of accounts receivable and inventory. For the fiscal year ended May 31, 1996, SofTech recorded an estimated loss of $700,000 on the sale of the Division.


         (b) Pro Forma Financial Information.

The following unaudited pro forma financial statements were prepared to illustrate the effects of the acquisition as if it had occurred on January 1, 1995. The pro forma adjustments are based on the available information and upon certain assumptions the Company believes are reasonable. The pro forma financial statements do not purport to represent what the Company's financial statements would actually have been if such transaction in fact had occurred on January 1, 1995, or to project the Company's financial statements for any future period. The information below reflects the elimination of goodwill recorded in connection with the transaction.

                            		 Proforma Balance Sheet Data
                                 as of September 30, 1996
                                     (in thousands)

                               	DSNC	  	  Network   	    Adjustments	   Total
					                                     Systems Group
Assets:
Current assets                 $11,042   $10,161				                   $21,203
Other assets                     7,933     2,939        (3,500)          7,372
                               -------   -------        -------        -------
Total assets                    18,975	   13,100		      (3,500)	        28,575
                                ======	  =======	      =======	        =======

Liabilities:
Current liabilities	            12,798	    4,150        16,948
Other liabilities                  100       100
                                ------  	-------       	-------         ------
Total liabilities               12,898	    4,150		                	     17,048

Equity                           6,077	    8,950		      (3,500)	        11,527
                              --------  --------       --------        --------
Total liabilities & equity     $18,975	  $13,100		      (3,500)        $28,575
			                            =======	  =======	       =======	       =======

                                  Proforma Statement of Operations
                                          (in thousands)
                                     For the nine months ended
                                        September 30, 1996

                                 		DSNC		     Network	     Adjustments	  Total
						                                        Systems Group

Revenue                           $17,688	        	$22,643             $40,331
Cost of revenue                    14,552  		       19,885              34,437
                                 --------		  --------------	--------  ---------
Gross profit                        3,136		          2,758               5,894

Selling expense                     1,932		          3,914	              5,846
General & administrative expense    1,463	       	   1,686		             3,149
Amortization of goodwill                0		              0        89        89
                                  -------	   -------------	 --------	   --------
 (Loss) from operations              (259)          (2,842)     ( 89 )  (3,190)

Other income(expense)                 188     		         0	        0       188
                                 --------		 -------------- ---------    --------
(Loss) before  income taxes
  and extraordinary item 		           (71)          (2,842)     ( 89 )  (3,002)
Income taxes			                         0	    	          0      			0	        0
				                            ----------		-------------- ---------	   --------
Loss before extraordinary items       (71)          (2,842)     ( 89 )  (3,002)

Extraordinary items                   (89)                                 (89)
                                 ---------  --------------- --------    --------
Net  Loss                          $ (160)	         $(2,842) $  ( 89 ) $(3,091)
                                  ========  =============== ========    ======
Loss per share                                                						   $ (1.19)
										                                                              ======

                                Pro Forma Statement of Operations
                                      for the Year Ended
                                       December 31, 1995

                                				DSNC		  Network		     Adjustments	   Total
						                                      Systems Group

Revenues                        	$30,507		        $37,912	           			$68,419
Cost of revenues			               27,933       		  30,986		          		  58,919
				                          ----------		  -------------		----------  ---------
				                               2,574            6,926		        		    9,500

Selling expenses	            		    1,923      		    5,904	        			    7,827
General and administrative
  expenses			                      1,306	      	    1,950	               3,256
Amortization of goodwill		                                        133	     133
				                         -----------	   -------------	------------	---------
 (Loss) from operations	            (655)            (928)       (133)  (1,716)

Other income (expense)       		     (280)                                 (280)
				                         -----------	   -------------	 ------------	--------
(Loss) before income taxes
  and extraordinary item		          (935)		          (928)        (133) (1,996)
Extraordinary item		                 322		                                 322
			                         	-----------   	------------- 	------------	--------
Net Loss		                         $(613)       	  $ (928)		   $  (133)$(1,674)
                             ===========   	=============	 ============	=======
Loss per share			                               					                 $  (0.65)
										                                                             =======

         (c) Exhibits.

2.2 Asset Purchase Agreement, dated September 12, 1996, by and among DSNC, IDI, SCI and SofTech, previously provided with original current report on Form 8-K, filed September 27, 1996. Schedules to the Agreement, listed on pp iii-iv of the Table of Contents of the Agreement, were not filed, but will be provided to the Commission supplementally upon request.

10.17 Registration Rights Agreement, dated as of September 12, 1996, made and entered into by DSNC and SofTech, previously provided with original current report on Form 8-K filed September 27, 1996.

23.1     Consent of Coopers & Lybrand L.L.P.



                            SIGNATURES
         Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               DATA SYSTEMS NETWORK CORPORATION
Date:  January 31, 1997

                                                  /s/ Philip M. Goy
                                                  By: Philip M. Goy

                                                  Its: Chief Financial Officer

EXHIBIT INDEX


                Exhibit
                Number              Description


                23.1                Consent of Coopers & Lybrand L.L.P.

                                                                  EXHIBIT 23.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements (File Nos. 33-81350 and 333-5505) of Data Systems Network Corporation of our report, which includes an emphasis of a matter concerning certain costs and expenses presented in the financial statements which represent allocations and management's estimates of the costs of services provided by SofTech, Inc., dated November 21, 1996, on our audits of the financial statements of the Network Systems Group Division of SofTech, Inc. as of May 31, 1996 and 1995 and the statements of operations and cash flows for each of the three years in the period ended May 31, 1996, appearing in this Form 8-K (as amended) of Data Systems Network Corporation.


                                            								COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
January 23, 1997